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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 ---------------

                                   FORM 8-A/A
                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                    USEC INC.
                                    ---------
             (Exact name of registrant as specified in its charter)

             DELAWARE                                     52-2107911
             --------                                     ----------
(State of Incorporation or Organization)       (IRS Employer Identification No.)

                               2 DEMOCRACY CENTER
                              6903 ROCKLEDGE DRIVE
                               BETHESDA, MD 20817
                               ------------------
               (Address of principal executive offices) (Zip code)

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
If this form relates to the registration          If this form relates to registration
of a class of securities pursuant to Section      of a class of securities pursuant to Section
12(b) of the Exchange Act and is effective        12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(c),            pursuant to General Instruction A.(d),
please check the following box. [ ]               please check the following box. [ ]
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Securities Act registration statement file number to which this form relates:

                                    333-67117
                                    ---------
                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered      Name of Each Exchange on Which Each
---------------------------------------      Class is to be Registered
                                             -----------------------------------

None                                         None

Securities to be registered pursuant to Section 12(g) of the Act:

                          6 5/8% Senior Notes Due 2006
                          6 3/4% Senior Notes Due 2009
                          ----------------------------
                                (Title of Class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description under the heading "Description of the Notes" relating to the Registrant's 6 5/8% Senior Notes Due 2006 and 6 3/4% Senior Notes Due 2009, contained in the Registrant's Prospectus included in the Registration Statement on Form S-1 (No. 333-67117) (the "Registration Statement"), filed by the Registrant with the Securities and Exchange Commission, is incorporated herein by reference.

ITEM 2.   EXHIBITS.

     1. Certificate of Incorporation of USEC Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended June 30, 1998).

     2. Bylaws of USEC Inc. (Incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended June 30,
          1998).

     3. Form of Indenture between USEC Inc. and First Union National Bank (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement).
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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        USEC Inc.

Date:    January 19, 1999               By:       /s/ Henry Z Shelton, Jr.
                                                  ------------------------------
                                        Name:     Henry Z Shelton, Jr.
                                        Title:    Senior Vice President and
                                                  Chief Financial Officer